PORTLAND GENERAL HOLDINGS, INC.

               OUTSIDE DIRECTORS' DEFERRED COMPENSATION PLAN

                             1997 RESTATEMENT

                             TABLE OF CONTENTS


ARTICLE I-PURPOSE...........................................    1

 1.1 Restatement                                                1
 1.2 Purpose                                                    1
 1.3 Effective Date                                             1
 1.4 Plan Sponsor                                               1

ARTICLE II-DEFINITIONS......................................    1

 2.1 Account                                                    1
 2.2 Beneficiary                                                1
 2.3 Board                                                      2
 2.4 Change in Control                                          2
 2.5 Committee                                                  2
 2.6 Company                                                    2
 2.7 Compensation                                               2
 2.8 Deferral Election                                          3
 2.9 Determination Date                                         3
 2.10 Direct Subsidiary                                         3
 2.11 Financial Emergency                                       3
 2.12 Indirect Subsidiary                                       3
 2.13 Interest                                                  3
 2.14 Merger Agreement                                          3
 2.15 Outside Director......................................    4
 2.16 PGC Board ............................................    4
 2.17 Participant                                               4
 2.18 Participating Company                                     4
 2.19 Plan                                                      4
 2.20 Policies                                                  4
 2.21 President                                                 4
 2.22 Senior Administrative Officer                             5

ARTICLE III-ELIGIBILITY AND DEFERRALS.......................    5

 3.1 Eligibility                                                5
 3.2 Deferral Elections                                         5
 3.3 Limits on Elective Deferrals                               5

ARTICLE IV-DEFERRED COMPENSATION ACCOUNT....................    6

 4.1 Crediting to Account                                       6
 4.2 Determination of Accounts                                  6
 4.3 Vesting of Accounts                                        6
 4.4 Statement of Accounts                                      6

                           TABLE OF CONTENTS

ARTICLE V-PLAN BENEFITS.....................................    6

 5.1 Benefits                                                   6
 5.2 Withdrawals for Financial Emergency                        7
 5.3 Form of Benefit Payment                                    7
 5.4 Accelerated Distribution                                   8
 5.5 Taxes                                                      9
 5.6 Commencement of Payments                                   9
 5.7 Full Payment of Benefits                                   9
 5.8 Payment to Guardian                                        9

ARTICLE VI-BENEFICIARY DESIGNATION..........................    9

 6.1 Beneficiary Designation                                    9
 6.2 Amendments                                                 9
 6.3 No Beneficiary Designation                                10
 6.4 Effect of Payment                                         10

ARTICLE VII-ADMINISTRATION.................................    10

 7.1 Senior Administrative Officer; Duties                     10
 7.2 Agents                                                    10
 7.3 Binding Effect of Decisions                               10
 7.4 Indemnity of Senior Administrative Officer; Committee     10
 7.5 Availability of Plan Documents                            11
 7.6 Cost of Plan Administration                               11

ARTICLE VIII-CLAIMS PROCEDURE..............................    11

 8.1 Claim                                                     11
 8.2 Denial of Claim                                           11
 8.3 Review of Claim                                           11
 8.4 Final Decision                                            11

ARTICLE IX-AMENDMENT AND TERMINATION OF PLAN...............    12

 9.1 Amendment                                                 12
 9.2 Termination                                               12
 9.3 Payment at Termination                                    12

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                           TABLE OF CONTENTS

ARTICLE X-MISCELLANEOUS....................................    12

 10.1 Unfunded Plan                                            12
 10.2 Liability                                                13
 10.3 Trust Fund                                               13
 10.4 Nonassignability                                         13
 10.5 Protective Provisions                                    14
 10.6 Governing Law                                            14
 10.7 Terms                                                    14
 10.8 Validity                                                 14
 10.9 Notice                                                   14
 10.10 Successors                                              14
 10.11 Not a Contract of Service                               15

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                            INDEX OF TERMS


A

Account: 2.1                                                    1

B

Beneficiary: 2.2                                                1
Board: 2.3                                                      1

C

Change in Control: 2.4                                          2
Committee: 2.5                                                  3
Company: 2.6                                                    3
Compensation: 2.7                                               3

D

Deferral Election: 2.8                                          3
Determination Date: 2.9                                         3
Direct Subsidiary: 2.10                                         3

E

Exchange Act: 2.4(a)                                            2

F

Financial Emergency: 2.11                                       3

I

Indirect Subsidiary: 2.12                                       3
Interest: 2.13                                                  3

M

Merger Agreement: 2.14.....................................     3

O

Outside Director: 2.15                                          4

P

Participant: 2.17                                               4
Participating Company: 2.18                                     4
PGC Board: 2.16............................................     4
PGC: 2.4(a)                                                     2
Plan: 2.19                                                      4
Policies: 2.20                                                  4
President: 2.21............................................     3

S

Senior Administrative Officer: 2.22                             4

                    PORTLAND GENERAL HOLDINGS, INC.

               OUTSIDE DIRECTORS' DEFERRED COMPENSATION PLAN

                             1997 RESTATEMENT



                             ARTICLE I-PURPOSE

1.1  Restatement

     Portland General Corporation adopted a Deferred Compensation Plan effective January 1, 1983 to cover Directors, officers and certain key employees. The Plan was renamed and amended by the 1987 Restatement and further amended by the 1988, 1990, 1994 and 1996 Restatements.

1.2  Purpose

     The purpose of this Outside Directors' Deferred Compensation Plan is to provide elective deferred compensation to Outside Directors. It is intended that the Plan will aid in attracting and retaining Outside Directors of exceptional ability.

1.3  Effective Date

     This Restatement shall be effective as of June 25, 1997.

1.4  Plan Sponsor

     The Plan is maintained for the benefit of previous Outside Directors of Portland General Corporation, an Oregon Corporation, and Outside Directors of any corporations or other entities affiliated with or subsidiary to it, if such corporations or entities have been selected by the Board.


                          ARTICLE II-DEFINITIONS

2.1  Account

     "Account" means the account, maintained by the Participating Company in accordance with Article IV with respect to any deferral of Compensation pursuant to this Plan.

2.2  Beneficiary

     "Beneficiary" means the person, persons or entity entitled under
Article VI to receive any Plan benefits payable after Participant's death.


2.3  Board

     "Board" means the Board of Directors of Portland General Holdings,
Inc.



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2.4  Change in Control

     "Change in Control" means an occurrence in which:

        (a) Any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than Portland General Holdings, Inc. ("PGH"), any trustee or other fiduciary holding securities under an employee benefit plan of PGH, or any Employer owned, directly or indirectly, by the stockholders of PGH in substantially the same proportions as their ownership of stock of PGH), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities representing thirty percent (30%) or more of the combined voting power of PGH's then outstanding voting securities; or

        (b) During any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director whose election by the Board or nomination for election by PGH's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors as of the beginning of the period of whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof.

        (c) Notwithstanding anything to the contrary in the foregoing, no "Change in Control" shall be deemed to have occurred upon the consummation of the Amended and Restated Agreement and Plan of Merger by and among Enron Corp., Portland General Corporation and Enron Oregon Corp., dated as of July 20, 1996, or amended and restated from time to time.

2.5  Committee

     "Committee" means the Non-Qualified Benefits Committee of the Board.

2.6  Company

     "Company" means Portland General Holdings, Inc., an Oregon
Corporation.

2.7  Compensation

     "Compensation" means annual retainer and fees for attendance at board and various committee meetings paid to an Outside Director by the Participating Company during the calendar year with respect to duties performed as a member of the board. Compensation, for purposes of this Plan, may include any new form of cash remuneration paid by the Participating Company to an Outside Director which is explicitly designated as deferrable pursuant to this Plan by the Deferral Election form approved by the Senior Administrative Officer. Compensation does not include expense reimbursements, imputed compensation, or any form of noncash compensation or benefits.



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2.8  Deferral Election

     "Deferral Election" means the election completed by the Participant in a form approved by the Senior Administrative Officer which indicates the Participant's irrevocable election to defer Compensation as designated in the Deferral Election, pursuant to Article III.

2.9  Determination Date

     "Determination Date" means the last day of each calendar month.

2.10 Direct Subsidiary

     "Direct Subsidiary" means any corporation of which a Participating Company owns at least eighty percent (80%) of the total combined voting power of all classes of its stock entitled to vote.

2.11 Financial Emergency

     "Financial Emergency" means a financial need resulting from a serious unforeseen personal or family emergency, such as an act of God, an adverse business or financial transaction, divorce, serious illness or accident, or death in the family.

2.12 Indirect Subsidiary

     "Indirect Subsidiary" means any corporation of which a Participating Company directly and constructively owns at least eighty percent (80%) of the total combined voting power of all classes of its stock entitled to vote. In determining the amount of stock of a corporation that is constructively owned by a Participating Company stock owned, directly or constructively, by a corporation shall be considered as being owned proportionately by its shareholders according to such shareholder's share of voting power of all classes of its stock entitled to vote.

2.13 Interest

     "Interest" means the interest yield computed at the monthly equivalent of an annual yield that is three (3) percentage points higher than the annual yield on Moody's Average Corporate Bond Yield Index for the three
(3) calendar months preceding the immediately prior month as published by Moody's Investors Service, Inc. (or any successor thereto), or, if such index is no longer published, a substantially similar index selected by the Board.

2.14 Merger Agreement

     "Merger Agreement" shall mean the Agreement and Plan of Merger by and between Enron Corporation, Portland General Corporation and New Falcon Corp., dated as of July 20, 1996, as that Agreement may be amended or restated from time to time.



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2.15 Outside Director

     "Outside Director" means a member of the PGC Board who is not an employee of Portland General Holdings, Inc. or any Direct Subsidiary or Indirect Subsidiary or affiliate of Portland General Holdings, Inc.

2.16 PGC Board

     "PGC Board" shall mean the Board of Directors of Portland General Corporation, or the Board of Directors of the successor corporation established pursuant to the Merger Agreement, or any Advisory Committee to Portland General Electric Company or the board or officers of a corporation qualifying as a Participating Company of the Plan, including subsidiaries and joint venture partners, the status of which shall be determined at the discretion of the Senior Administrative Office.

2.17 Participant

     "Participant" means any eligible Outside Director who has elected to make deferrals under this Plan.

2.18 Participating Company

     "Participating Company" means the Company or any affiliated or subsidiary company designated by the Board as a Participating Company under the Plan, as long as such designation has become effective and continues to be in effect. The designation as a Participating Company shall become effective only upon the acceptance of such designation and the formal adoption of the Plan by a Participating Company. A Participating Company may revoke its acceptance of designation as a Participating Company at any time, but until it makes such revocation, all of the provisions of this Plan and any amendments thereto shall apply to the Outside Directors of the Participating Company and their Beneficiaries.

2.19 Plan

     "Plan" means the Portland General Holdings, Inc. Outside Directors' Deferred Compensation Plan, as may be amended from time to time.

2.20 Policies

     "Policies" means any life insurance policies, annuity contracts or the proceeds therefrom owned or which may be acquired by the Participating Company.

2.21 President

     "President" means the President of the Company.



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



2.22 Senior Administrative Officer

     "Senior Administrative Officer" means the employee in the management position designated by the Committee to administer the Plan.


                   ARTICLE III-ELIGIBILITY AND DEFERRALS

3.1  Eligibility

     (a) Eligibility. An Outside Director shall be eligible to participate by making Deferral Elections under paragraph 3.2 below. The Senior Administrative Officer shall notify eligible Outside Directors about the Plan and the benefits provided under it.

     (b) Cessation of Eligibility. An Eligible Outside Director who ceases to serve on the PGC Board shall cease participating as to new deferrals immediately.


3.2  Deferral Elections

        (a) Time of Elections. An eligible Outside Director may elect to participate in the Plan with respect to any calendar year by making an election to defer Compensation in a Deferral Election in a form approved by the Senior Administrative Officer. The Deferral Election must be filed with the Senior Administrative Officer no later than December 15, or such shorter period as designated in the Deferral Election form.

        (b) Mid-Year Eligibility. If an individual first becomes eligible to participate during a calendar year and wishes to defer Compensation during the remainder of that year, a Deferral Election may be filed no later than thirty (30) days following notification to the Outside Director by the Senior Administrative Officer of eligibility to participate. Such Deferral Election shall be effective only with regard to Compensation earned after it is filed with the Senior Administrative Officer.

        (c) Irrevocability. A Deferral Election for the following calendar year shall become irrevocable on the December 15 by which it is due under paragraph 3.2(a) and a Deferral Election for the current calendar year shall become irrevocable upon filing with the Senior Administrative Officer under paragraph 3.2(b).

3.3  Limits on Elective Deferrals

     An eligible Outside Director may elect to defer up to one hundred percent (100%) of Compensation. The level elected must be in one percent (1%) increments.



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


                 ARTICLE IV-DEFERRED COMPENSATION ACCOUNT

4.1  Crediting to Account

     The amount of the elective deferrals for a Participant under this Plan shall be credited to an Account for the Participant on the books of the Participating Company at the time the Compensation would have been paid in cash. Any taxes or other amounts due from a Participant with respect to the deferred Compensation under federal, state or local law, shall be withheld from nondeferred Compensation payable to the Participant at the time the deferred amounts are credited to the Account to the extent possible. To the extent not possible, such amounts shall be withheld from deferred Compensation with the balance to be credited to the Participant's Account.

4.2  Determination of Accounts

     The last day of each calendar month shall be a Determination Date. Each Participant's Account as of each Determination Date shall consist of the balance of the Account as of the immediately preceding Determination Date, plus the Participant's elective deferrals, and Interest credited under this Plan, minus the amount of any distributions made from this Plan since the immediately preceding Determination Date. Interest credited shall be calculated as of each Determination Date based upon the average daily balance of the Account since the preceding Determination Date.

4.3  Vesting of Accounts

     Account balances in this Plan shall be fully vested at all times.

4.4  Statement of Accounts

     The Senior Administrative Officer shall submit to each Participant, after the close of each calendar quarter and at such other times as determined by the Senior Administrative Officer, a statement setting forth the balance of the Account maintained for the Participant.


                          ARTICLE V-PLAN BENEFITS

5.1  Benefits

              (a) Entitlement to Benefits at Termination. Benefits under this Plan shall be payable to a Participant on termination of membership on all boards of Participating Companies. The amount of the benefit shall be the balance of the Participant's Account including Interest to the date of payment, in the form elected under Paragraph
     5.3 below.

        Notwithstanding the above, if a Participant terminates Board membership with a Participating Company but, within sixty (60) days thereafter, becomes a Board member of an affiliate of the Company or Portland General Electric Company, including subsidiaries and joint venture partners, the status of which shall be determined at the discretion of the Senior Administrative Officer, the Participating Company shall continue to maintain the Participant's Account pursuant to Section IV. Benefits shall be payable to


PAGE 6 - OUTSIDE DIRECTOR'S DEFERRED COMPENSATION PLAN such Participant under this paragraph or Paragraph 5.1(b) below when the Participant is no longer a member of the Board of any affiliated company, as determined at the discretion of the Senior Administrative Officer.

        (b) Entitlement to Benefits at Death. Upon the death of a Participant for whom an Account is held under this Plan, a death benefit shall be payable to the Participant's Beneficiary in the same form as the Participant elected for payments at termination of service on the Board, under paragraph 5.3 below. The amount of the benefit shall be the balance of the Participant's Account including Interest to the date of payment.

5.2  Withdrawals for Financial Emergency

     A Participant may withdraw part or all of the Participant's Account for a Financial Emergency as follows:

        (a) Determination. The existence of a Financial Emergency and the amount to be withdrawn shall be determined by the Senior
     Administrative Officer.

        (b) Suspension. A Participant who makes a withdrawal for Financial Emergency shall be suspended from participation for twelve (12) months from the date of withdrawal. Compensation payable during such suspension that would have been deferred under this Plan shall instead be paid to the Participant.

5.3  Form of Benefit Payment

        (a) The Plan benefits attributable to the elective deferrals for any calendar year shall be paid in one (1) of the forms set out below, as elected by the Participant in the form of payment designation filed with the Deferral Election for that year. The forms of benefit payment are:

            (i) A lump sum payment; or

            (ii) Monthly installment payments in substantially equal payments of principal and Interest over a period of up to one hundred eighty (180) months. The amount of the installment payment shall be redetermined on the first day of the month coincidental with or next following the anniversary of the date of termination each year, based upon the then current rate of Interest, the remaining Account balance, and the remaining number of payment periods.

            (iii) For Participants designated by the President to the Senior Administrative Officer, monthly installment payments over a period of up to one hundred eighty (180) months, consisting of interest only payments for up to one hundred twenty (120) months and principal and interest payments of the remaining Account balance over the remaining period. The amount of the installment payment shall be redetermined on the first day of the month coincidental with or next following the anniversary of the date of termination each year, based upon the then current rate of Interest, the remaining Account balance, and the remaining number of payment periods.


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


            (iv) In the event the account balance is ten thousand ($10,000) or less, that benefit will be paid out in a lump sum notwithstanding the form of benefit payment elected by the Participant.

        (b) A Participant may elect to file a change of payment designation which shall supersede all prior form of payment designations with respect to the Participant's entire Account. The Participant may redesignate a combination of lump sum and monthly installments if approved by the Senior Administrative Officer. If, upon termination, the Participant's most recent change of payment designation has not been in effect for twelve (12) full months prior to such termination, then the prior election shall be used to determine the form of payment. The Senior Administrative Officer may, in his sole discretion, direct that plan benefits be paid pursuant to the change of payment designation, notwithstanding the twelve (12) month requirement.

        (c) Participants designated by the President to the Senior Administrative Officer may elect to file a change of payment designation which shall supersede all prior form of payment designations with respect to the Participant's entire Account. The Participant may redesignate monthly installment payments over a period of up to one hundred eighty (180) months, consisting of interest only payments for up to one hundred twenty (120) months and principal and interest payments of the remaining Account balance over the remaining period. To be effective, such designation must be approved by the President and the Senior Administrative Officer. If, upon termination, the Participant's most recent change of payment designation has not been in effect for twelve (12) full months prior to such termination, then the prior election shall be used to determine the form of payment. The Senior Administrative Officer may, in his sole discretion, direct that Plan benefits be paid pursuant to the change of payment designation, notwithstanding the twelve (12) month requirement.

5.4  Accelerated Distribution

     Notwithstanding any other provision of the Plan, a Participant shall be entitled to receive, upon written request to the Senior Administrative Officer, a lump sum distribution of all or a portion of the vested Account balance, subject to the following:

        (a) Penalty.

            (i) If the distribution is requested within thirty-six (36) months following a Change in Control, six percent (6%) of the account shall be forfeited and ninety-four percent (94%) of the account paid to the Participant.

            (ii) If the distribution is requested at any time other than that in (i) above, ten percent (10%) of the account shall be forfeited and ninety percent (90%) of the account paid to the Participant.

        (b) Suspension. A Participant who receives a distribution under this section shall be suspended from participation in this Plan for twelve (12) calendar months from the date of such distribution. The account balance shall be as of the Determination Date immediately preceding the date on which the Senior Administrative Officer receives the written request. The amount payable under this section shall be paid in a lump sum within


PAGE 8 - OUTSIDE DIRECTOR'S DEFERRED COMPENSATION PLAN sixty-five (65) days following the receipt of the Participant's written request by the Senior Administrative Officer.

5.5  Taxes

     Each Participating Company shall withhold from payments made hereunder any taxes required to be withheld from a Participant's Compensation for the federal or any state or local government. Withholding shall also apply to Beneficiary, unless an election against withholding is made under Section 3405(a)(2) of the Internal Revenue Code.

5.6  Commencement of Payments

     Payment shall commence at the discretion of the Senior Administrative Officer, but not later than sixty-five (65) days after the end of the month in which a Participant retires, dies or otherwise terminates membership on the Board of Portland General Corporation. All payments shall be made as of the first day of the month.

5.7  Full Payment of Benefits

     Notwithstanding any other provision of this Plan, all benefits shall be paid no later than one hundred eighty (180) months following the date payment to Participant commences.

5.8  Payment to Guardian

     If a Plan benefit is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of property, the Senior Administrative Officer may direct payment of such Plan benefit to the guardian, legal representative or person having the care and custody of such minor or incompetent person. The Senior Administrative Officer may require proof of incompetency, minority, incapacity or guardianship as he may deem appropriate prior to distribution of the Plan benefit. Such distribution shall completely discharge the Senior Administrative Officer, the Participating Company and the Company from all liability with respect to such benefit.


                    ARTICLE VI-BENEFICIARY DESIGNATION

6.1  Beneficiary Designation

     Each Participant shall have the right, at any time, to designate one
(1) or more persons or entities as the Participant's Beneficiary, primary as well as secondary, to whom benefits under this Plan shall be paid in the event of the Participant's death prior to complete distribution to the Participant of the benefits due under the Plan. Each Beneficiary designation shall be in a written form prescribed by the Senior Administrative Officer and will be effective only when filed with the Senior Administrative Officer during the Participant's lifetime.

6.2  Amendments

     Any Beneficiary designation may be changed by a Participant without the consent of any Beneficiary by the filing of a new Beneficiary designation with the Senior Administrative


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


Officer. If a Participant's
Compensation is community property, any Beneficiary designation shall be valid or effective only as permitted under applicable law.

6.3  No Beneficiary Designation

     In the absence of an effective Beneficiary designation, or if all Beneficiaries predecease a Participant, the Participant's estate shall be the Beneficiary. If a Beneficiary dies after a Participant and before payment of benefits under this Plan has been completed, the remaining benefits shall be payable to the Beneficiary's estate.

6.4  Effect of Payment

     Payment to the Beneficiary shall completely discharge the Participating Company's obligations under this Plan.


                        ARTICLE VII-ADMINISTRATION

7.1  Senior Administrative Officer; Duties

     This Plan shall be administered by a Senior Administrative Officer as designated by the Committee. Members of the Committee may be participants under this Plan. The Senior Administrative Officer shall have the authority to make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Plan and decide or resolve any and all questions including interpretations of this Plan as may arise in connection with the Plan. The Senior Administrative Officer shall report to the Committee on an annual basis regarding Plan activity, and at such other times as may be requested by the Committee.

7.2  Agents

     In the administration of the Plan, the Senior Administrative Officer may, from time to time, employ agents and delegate to such agents, including employees of any Participating Company, such administrative duties as he sees fit, and may from time to time consult with counsel, who may be counsel to any Participating Company.

7.3  Binding Effect of Decisions

     The decision or action of the Senior Administrative Officer with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

7.4  Indemnity of Senior Administrative Officer; Committee

     Each Participating Company shall indemnify and hold harmless the Senior Administrative Officer, the Committee and its individual members, against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan, except in the case of gross negligence or willful misconduct.


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


7.5  Availability of Plan Documents

     Each Participant shall receive a copy of this Plan, and the Senior Administrative Officer shall make available for inspection by any Participant a copy of the rules and regulations used in administering the Plan.

7.6  Cost of Plan Administration

     The Company shall bear all expenses of administration. However, a ratable portion of the expense shall be charged back to each Participating Company.


                       ARTICLE VIII-CLAIMS PROCEDURE

8.1  Claim

     Any person claiming a benefit, requesting an interpretation or ruling under the Plan or requesting information under the Plan shall present the request in writing to the Senior Administrative Officer or his delegatee who shall respond in writing as soon as practicable.

8.2  Denial of Claim

     If the claim or request is denied, the written notice of denial shall state:

        (a) The reasons for denial, with specific reference to the Plan provisions on which the denial is based.

        (b) A description of any additional material or information required and an explanation of why it is necessary.

        (c) An explanation of the Plan's claim review procedure.

8.3  Review of Claim

     Any person whose claim or request is denied or who has not received a response within thirty (30) days may request review by notice given in writing to the Senior Administrative Officer. The claim or request shall be reviewed by the Senior Administrative Officer, who may, but shall not be required to, grant the claimant a hearing. On review, the claimant may have representation, examine pertinent documents and submit issues and comments in writing.

8.4  Final Decision

     The decision by the Senior Administrative Officer on review shall normally be made within sixty (60) days. If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified and the time limit shall be one hundred twenty (120) days. The decision shall be in writing and shall state the reasons and the relevant Plan provisions. All decisions on review shall be final and bind all parties concerned.


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



               ARTICLE IX-AMENDMENT AND TERMINATION OF PLAN

9.1  Amendment

     The Senior Administrative Officer may amend the Plan from time to time as may be necessary for administrative purposes and legal compliance of the Plan, provided, however, that no such amendment shall affect the benefit rights of Participants or Beneficiaries in the Plan. The Committee may amend the Plan at any time, provided, however, that no amendment shall be effective to decrease or restrict the accrued rights of Participants and Beneficiaries to the amounts in their Accounts at the time of the amendment. Such amendments shall be subject to the following:

        (a) Preservation of Account Balance. No amendment shall reduce the amount accrued in any Account to the date such notice of the amendment is given.

        (b) Changes in Interest Rate. No amendment shall reduce the rate of Interest to be credited, after the date of the amendment, on the amount already accrued in any Account or on the deferred Compensation credited to any Account under Deferral Elections already in effect on the date of the amendment.

9.2  Termination

     The board of directors of each Participating Company may at any time, in its sole discretion, terminate or suspend the Plan in whole or in part. However, no such termination or suspension shall adversely affect the benefits of Participants which have accrued prior to such action, the benefits of any Participant who has previously retired, the benefits of any Beneficiary of a Participant who has previously died, or already accrued Plan liabilities between Participating Companies.

9.3  Payment at Termination

     If the Plan is terminated, payment of each Account to a Participant or a Beneficiary for whom it is held shall commence pursuant to Paragraph 5.6, and shall be paid in the form designated by the Participant.


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


                         ARTICLE X-MISCELLANEOUS

10.1 Unfunded Plan

     This Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation benefits for Outside Directors. This Plan is not intended to create an investment contract, but to provide retirement benefits to eligible individuals who have elected to participate in the Plan. Eligible individuals are directors of the Participating Company, who by virtue of their position with the Participating Company, are uniquely informed as to the Participating Company's operations and have the ability to materially affect the Participating Company's profitability and operations.


10.2 Liability

        (a) Liability for Benefits. Except as otherwise provided in this paragraph, liability for the payment of a Participant's benefit pursuant to this Plan shall be borne solely by the Participating Company for which the Participant serves during the accrual or increase of the Plan benefit, and no liability for the payment of any Plan benefit shall be incurred by reason of Plan sponsorship or participation except for the Plan benefits of a Participating Company's own Outside Directors. Provided, however, that each Participating Company, by accepting the Board's designation as a Participating Company under the Plan and formally adopting the Plan, agrees to assume secondary liability for the payment of any benefit accrued or increased while a Participant serves on the board of directors of a Participating Company that is a Direct Subsidiary or Indirect Subsidiary of the Participating Company at the time such benefit is accrued or increased. Such liability shall survive any revocation of designation as a Participating Company with respect to any liabilities accrued at the time of such revocation. Nothing in this paragraph shall be interpreted as prohibiting any Participating Company or any other person from expressly agreeing to the assumption of liability for a Plan Participant's payment of any benefits under the Plan.

        (b) Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors and assigns shall have no secured legal or equitable rights, interest or claims in any property or assets of the Participating Company, nor shall they be beneficiaries of, or have any rights, claims or interests in any Policies or the proceeds therefrom owned or which may be acquired by the Participating Company. Except as provided in paragraph 10.3, such Policies or other assets of the Participating Company shall not be held under any trust for the benefit of Participants, their Beneficiaries, heirs, successors or assigns, or held in any way as collateral security for the fulfilling of the obligations of the Participating Company under this Plan. Any and all of the Participating Company's assets and Policies shall be, and remain, the general, unpledged, unrestricted assets of the Participating Company. Participating Company's obligation under the Plan shall be that of an unfunded and unsecured promise to pay money in the future.

10.3 Trust Fund

     At its discretion, each Participating Company, jointly or severally, may establish one (1) or more trusts, with such trustee as the Board may approve, for the purpose of providing for the payment of such benefits. Such trust or trusts may be irrevocable, but the assets thereof shall be


PAGE 13 - OUTSIDE DIRECTOR'S DEFERRED COMPENSATION PLAN subject to the claims of the Participating Company's creditors. To the extent any benefits provided under the Plan are actually paid from any such trust, the Participating Company shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid by the Participating Company.

10.4 Nonassignability

     Neither a Participant nor any other person shall have any right to sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be nonassignable and nontransferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

10.5 Protective Provisions

     A Participant will cooperate with the Participating Company by furnishing any and all information requested by the Participating Company, in order to facilitate the payment of benefits hereunder, and by taking such physical examination as the Participating Company may deem necessary and taking such other action as may be requested by the Participating Company.

10.6 Governing Law

     The provisions of this Plan shall be construed and interpreted according to the laws of the State of Oregon, except as preempted by federal law.

10.7 Terms

     In this Plan document, unless the context clearly indicates the contrary, the masculine gender will be deemed to include the feminine gender, and the singular shall include the plural.

10.8 Validity

     In case any provision of this Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

10.9 Notice

     Any notice or filing required or permitted to be given to the Senior Administrative Officer under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail to the Senior Administrative Officer, or to Secretary of the Participating Company. Notice mailed to the Participant shall be at such address as is given in the records of the Participating Company. Notice to the Senior Administrative Officer, if mailed, shall be addressed to the principal executive offices of the Company. Notices shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.


PAGE 14 - OUTSIDE DIRECTOR'S DEFERRED COMPENSATION PLAN

10.10 Successors

     The provisions of this Plan shall bind and inure to the benefit of each Participating Company and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise, acquire all or substantially all of the business and assets of a Participating Company, and successors of any such corporation or other business entity.


10.11 Not a Contract of Service

     The terms and conditions of this Plan shall not be deemed to constitute a contract of service between a Participating Company and a Participant and neither a Participant nor a Participant's Beneficiary shall have any rights against a Participating Company except as may otherwise be specifically provided herein. Moreover, nothing in this Plan shall be deemed to give a Participant the right to be retained on the Board of a Participating Company nor shall it interfere with the Participant's right to terminate his directorship at any time.

     IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its officers thereunto duly authorized, this 5th day of September, 1997.

                              PORTLAND GENERAL HOLDINGS, INC.


                              By: /s/ Don F. Kielblock

                              Its: Vice President


PAGE 15  - OUTSIDE DIRECTORS' DEFERRED COMPENSATION PLAN